EXHIBIT A


                            Joint Filing Agreement



In accordance with Rule 13d-1 (f) of Regulation 13D-G of the Securities Exchange Act of 1934, as amended, the persons or entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares of ImagicTV Inc., and further agree that this Joint Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 15th day of April, 2003.



                                       Aliant Horizons Inc.



                                       By:      /s/ Reid Parker
                                                __________________________
                                                Reid Parker
                                                Treasurer

                                       By:      /s/ Robert Neal
                                                __________________________
                                                Robert Neal
                                                President



                                       Aliant  Inc.



                                       By:      /s/ Reid Parker
                                                __________________________
                                                Reid Parker
                                                Treasurer

                                       By:      /s/ Robert Neal
                                                __________________________
                                                Robert Neal
                                                Senior Vice President